Exhibit 99.1

Xoom Reports Third Quarter 2014 Results

-	Revenue of $39.4 Million, increase of 22% from Q3 2013
-	Gross Sending Volume of $1.7 Billion, increase of 13% from Q3 2013
-	1,221,733 Active Customers, increase of 22% from Q3 2013
-	CFO Ryno Blignaut stepping down; will be succeeded by VP of Finance Matt Hibbard

SAN FRANCISCO, Calif., October 28,  2014 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the third quarter of 2014:

•	Revenue for the third quarter was $39.4 million, an increase of 22% from the third quarter of 2013.
•	Gross profit for the third quarter was $28.3 million, an increase of 29% from the third quarter of 2013.
•	GAAP net income for the third quarter was $398,000, or $0.01 per diluted share, compared to net income of $1.2 million, or $0.03 per diluted share, for the third quarter of 2013.
•	Adjusted EBITDA for the third quarter was $5.0 million, compared to $3.3 million for the third quarter of 2013.
•	Non-GAAP diluted net income per share for the third quarter was $0.08, compared to $0.06 per diluted share for the third quarter of 2013.
•	Cash, cash equivalents, disbursement prefunding and short-term investments were $276.0 million as of September 30, 2014, compared to $249.5 million as of December 31, 2013.
•	Outstanding amount due under the line of credit was $38.0 million as of September 30, 2014. We had no outstanding balance under our line of credit as of December 31, 2013.

“We had a good quarter with sound financial metrics, and we continued to see great performance from our loyal customer base,” said John Kunze, president and chief executive officer, Xoom. “Customer acquisition in the quarter was challenging, but we typically earn more than 90% of our revenues from our repeat customers, so our new customer results only marginally impacted revenues during the quarter.”

Operating Metrics

•	Gross sending volume for the quarter grew 13% to $1.7 billion from the third quarter of 2013.
•	Transactions for the quarter grew 22% to 3,197,129 from the third quarter of 2013.
•	Active customers for the quarter grew 22% to 1,221,733 from the third quarter of 2013.
•	New customers for the quarter decreased by 22% to 96,632 from the third quarter of 2013.

Highlights and Strategic Announcements

During the quarter, Xoom enhanced its customer experience by continuing to expand instant bank deposit services to bank accounts in India at ICICI Bank, Union Bank of India, Bank of Baroda, Federal Bank and Yes Bank, using the Immediate Payment Service platform.

Business Outlook

For Q4 2014, Xoom is targeting the following:

•	Revenue to be between $41.0 million and $43.0 million.
•	Adjusted EBITDA to be between $3.0 million and $4.5 million.
•	GAAP diluted net loss per share to be in the range of $0.04 to $0.01.
•	Non-GAAP diluted net income per share to be in the range of $0.03 to $0.06.

For Full Year 2014, Xoom is targeting the following:

•	Revenue to be between $156.2 million and $158.2 million.
•	Adjusted EBITDA to be between $16.5 million and $18.0 million.
•	GAAP diluted net income per share to be in the range of $0.01 to $0.05.
•	Non-GAAP diluted net income per share to be in the range of $0.26 to $0.29.

CFO Transition

After nine years and considerable discussion with his family, Ryno Blignaut has decided to resign as Xoom’s CFO, effective December 1, 2014, to pursue personal interests, spend more time with his family and to carefully evaluate the next step in his career. Ryno will remain available to Xoom for the short term after December 1, 2014 in a consulting capacity.

“Ryno has made an incredible contribution to Xoom from its very early days as a startup, through our IPO and beyond,” said Kunze. “We owe him a great deal of thanks for his many contributions to Xoom and wish him the very best in the future. We are also fortunate to have a worthy successor in place. I’m thrilled to report that our VP of Finance, Matt Hibbard, will take over as CFO. Matt knows our business extremely well, having worked closely with Ryno over the past three years.”

“Thank you, John, for being such a great boss and mentor to me over the last 9 years,” said Blignaut. “It’s been a great experience and I’ve learned a lot. This was obviously a very hard decision for me to make but it feels right and I will always have very fond memories of my time at Xoom. I’m also thrilled that Matt will now have the opportunity to lead this great company with John and the rest of the executive team. Congratulations, Matt.”

Conference Call

Xoom plans to host a conference call today to review its third quarter 2014 results and to discuss its financial outlook for the fourth quarter and full year 2014. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314.   The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com.  The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider that enables consumers to send money to 30 countries in a secure, fast and cost-effective way, using their mobile phone, tablet or computer. During the 12 months ended September 30, 2014, Xoom’s more than 1.2 million active customers sent approximately $6.5 billion to family and friends. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets and services, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the United States or in countries to which its customers transfer money; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the United States or in countries to which its customers transfer money; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of mobile phones and devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Annual Report on Form 10-K for the year ended December  31, 2013 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP diluted net income per share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, and expenses related to stock-based compensation. Depreciation and other amortization expense includes impairment related to long-lived assets. Non-GAAP net income and non-GAAP diluted net income per share exclude expenses related to stock-based compensation and amortization of acquired intangible asset. Adjusted EBITDA and non-GAAP net income and non-GAAP diluted net income per share exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem, CFA

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$93,908	$110,979
Disbursement prefunding	78,928	33,799
Short-term investments	103,212	104,678
Customer funds receivable	33,472	16,381
Prepaid expenses and other current assets	5,197	4,237
Total current assets	314,717	270,074
Non-current assets:
Property, equipment and software, net	14,933	4,855
Goodwill	9,032	—
Intangibles, net	5,339	250
Restricted cash	10,970	7,816
Other assets	1,073	1,084
Total assets	$356,064	$284,079
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,814	$8,345
Customer liabilities	21,292	10,791
Line of credit	38,000	—
Total current liabilities	72,106	19,136
Non-current liabilities:
Other non-current liabilities	2,520	99
Total liabilities	74,626	19,235
Commitments and Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value, 25,000,000 shares authorized; issued and outstanding 0 shares; aggregate liquidation preference $0 at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 38,443,201 and 37,583,945 shares at September 30, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	336,344	321,878
Accumulated other comprehensive loss	(20)	—
Accumulated deficit	(54,890)	(57,038)
Total stockholders’ equity	281,438	264,844
Total liabilities and stockholders’ equity	$356,064	$284,079

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$39,416	$32,279	$115,198	$90,087
Cost of revenue	11,121	10,364	33,676	28,002
Gross profit	28,295	21,915	81,522	62,085
Marketing	7,193	6,312	23,331	18,911
Technology and development	10,018	6,125	26,669	16,435
Customer service and operations	4,403	3,497	12,748	9,839
General and administrative	5,741	3,392	15,716	9,354
Total operating expense	27,355	19,326	78,464	54,539
Income from operations	940	2,589	3,058	7,546
Other income (expense):
Interest expense	(351)	(588)	(1,023)	(1,534)
Interest income	59	46	204	123
Other expense	(220)	(1,002)	(30)	(945)
Income before provision for income taxes	428	1,045	2,209	5,190
(Benefit) provision for income taxes	30	(119)	61	15
Net income	$398	$1,164	$2,148	$5,175
Net income per share:
Basic	$0.01	$0.03	$0.06	$0.18
Diluted	$0.01	$0.03	$0.05	$0.14
Weighted-average shares used to compute net income per share:
Basic	38,347	33,880	38,085	28,686
Diluted	41,765	38,188	41,701	36,438

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,718,499	$1,515,557	$5,100,532	$4,177,988
Transactions	3,197,129	2,622,600	9,285,967	7,243,600
Active Customers	1,221,733	997,753	1,221,733	997,753
New Customers	96,632	123,600	347,267	368,130
Cost Per Acquisition of a New Customer	$54	$40	$53	$41
Adjusted EBITDA (in thousands)	$4,955	$3,322	$13,546	$11,045

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
	(unaudited)
Non-GAAP net income per share:
GAAP net income	$398	$1,164	$2,148	$5,175
Add back: stock-based compensation	2,619	1,100	6,876	2,837
Add back: amortization of acquired intangible asset	204	—	611	—
Non-GAAP net income	$3,221	$2,264	$9,635	$8,012

Non-GAAP diluted net income per share	$0.08	$0.06	$0.23	$0.22

Non-GAAP diluted shares	41,765	38,188	41,701	36,438

Reconciliation of Adjusted EBITDA:
Net income	$398	$1,164	$2,148	$5,175
(Benefit) provision for income taxes	30	(119)	61	15
Interest expense	351	588	1,023	1,534
Interest income	(59)	(46)	(204)	(123)
Amortization of acquired intangible asset	204	—	611	—
Depreciation and other amortization expense	1,412	635	3,031	1,607
Stock-based compensation	2,619	1,100	6,876	2,837
Adjusted EBITDA	$4,955	$3,322	$13,546	$11,045

XOOM CORPORATION AND SUBSIDIARIES

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	December 31, 2014		December 31, 2014
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net income (loss)	$(1,700)	$(215)	$448	$1,933
Add back: stock-based compensation	2,651	2,651	9,527	9,527
Add back: amortization of acquired intangible asset	204	204	815	815
Non-GAAP net income	$1,155	$2,640	$10,790	$12,275

GAAP diluted net income (loss) per share	$(0.04)	$(0.01)	$0.01	$0.05
Non-GAAP diluted net income per share	$0.03	$0.06	$0.26	$0.29

GAAP diluted shares	38,652	38,652	41,828	41,828
Non-GAAP diluted shares	42,193	42,193	41,828	41,828

Adjusted EBITDA:
GAAP net income (loss)	$(1,700)	$(215)	$448	$1,933
Provision for income taxes	15	30	76	91
Interest expense	350	350	1,373	1,373
Interest income	(100)	(100)	(304)	(304)
Amortization of acquired intangible asset	204	204	815	815
Depreciation and other amortization expense	1,580	1,580	4,611	4,611
Stock-based compensation	2,651	2,651	9,527	9,527
Adjusted EBITDA	$3,000	$4,500	$16,546	$18,046